Exhibit 10.3

Execution Copy
PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement, dated and effective as of September 11, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into between Molycorp Minerals, LLC, a Delaware limited liability company, 5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, Colorado 80111 (“Seller”) and OCM MLYCo CTB Ltd., an exempted company formed under the laws of the Cayman Islands, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071 (“Buyer”).
WHEREAS, Buyer wishes to purchase from Seller certain assets used at Seller’s and its affiliates’ Molycorp Mountain Pass mineral and chemical manufacturing facility (the “Mountain Pass Facility”) (such assets, the “Equipment”) described in Schedule A to the Bill of Sale referred to in Section 1 below, and Seller desires to sell the Equipment to Buyer, and subsequently lease the Equipment back from Buyer, pursuant to the terms and subject to the conditions of an equipment lease agreement, in form and substance attached hereto as Exhibit #2, to be entered into by the parties hereto simultaneously with the execution and delivery of this Agreement (the “Lease Agreement”); and
WHEREAS, Molycorp, Inc. (“Parent”), which indirectly owns Lessee, is concurrently herewith entering into a Credit Agreement with the lenders specified therein and OCM MLYCo CTB Ltd., as Administrative Agent and as First Priority Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Parent Financing Agreement”), pursuant to which the lenders party thereto are extending term loans in the aggregate original principal amount of up to One Hundred Eighty-Five Million Dollars ($185,000,000) to Parent, the proceeds of which shall be used for capital expenditures, to pay interest expense and for general working capital purposes.
NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:
1. Purchase and Sale. The sale and purchase of the Equipment shall be made pursuant to, and shall be evidenced by, a bill of sale in the form attached hereto as Exhibit #1 (the “Bill of Sale”). The Bill of Sale shall incorporate by reference all of the provisions of this Agreement. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Equipment on the terms and subject to the conditions set forth herein and in the Bill of Sale. After its purchase of the Equipment from Seller, Buyer agrees to lease the Equipment to Seller pursuant to the terms and subject to the conditions contained in the Lease Agreement. The purchase date and the date on which title to the Equipment shall pass from Seller to Buyer shall be the “Acceptance Date” as shown in the Certificate of Acceptance (as defined in the Lease Agreement) for the Equipment.
2. Purchase Price; Use of Proceeds. On the Lease Commencement Date (as defined in the Lease Agreement) and subject to satisfaction of all of the conditions set forth in Section 4 below, Buyer shall pay to Seller an amount equal to One Hundred Thirty Nine Million Eight Hundred Thirty Three Thousand Dollars ($139,833,000) (the “Purchase Price”). The obligations of Seller and Buyer under this Section 2 will survive the closing of the transactions contemplated hereby. The proceeds of the Purchase Price shall be used by Seller for the development and improvement of the Equipment and other assets of Molycorp, Inc. (“Parent”) and Parent’s subsidiaries at the Mountain Pass Facility, provided that, to the extent permitted under the 10% Senior Notes 2020 Indenture (as defined in the Lease Agreement), such proceeds may also be used for interest expenses and other general corporate purposes.
3. Title. On the Lease Commencement Date, Seller and Buyer shall execute and deliver to each other the Bill of Sale.
4.     Sale, Purchase and Performance. Seller and Buyer hereby agree that the obligations of each party hereunder to consummate the sale and purchase of the Equipment and to enter into the Bill of Sale with respect thereto are expressly conditioned on (a) the execution and delivery by Seller and Buyer of the Lease Agreement, (b) with respect to the obligation of Buyer to purchase the Equipment and enter into the Bill of Sale, the accuracy, in all material respects, of the representations and warranties of Seller set forth in this Agreement, including Section 5 below; and, with respect to the obligation of Seller to sell the Equipment and enter into the Bill of Sale, the accuracy of the representations and warranties of Buyer set forth in Section 6 below, and (c) satisfaction of each of the other conditions precedent set forth in the attached Exhibit #3, including the delivery to Buyer of the documents, certificates, opinions and other instruments and items set forth in such Exhibit #3, each in form and substance reasonably satisfactory to Buyer (other than items 6, 7 and 14). The agreements, instruments and documents listed in items 1 through 5 in the attached Exhibit #3 are collectively referred to herein as the “Sale Leaseback Documents”).
5. Seller’s Representations and Warranties. Seller represents and warrants to Buyer as of the Lease Commencement Date as follows:
(a)    Seller is duly organized, validly existing and in good standing in its state of formation and is duly qualified as a foreign limited liability company and in good standing in the State of California and each other jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect (as defined in Parent Financing Agreement referred to in the Lease Agreement) or that would adversely affect in any material respect the fair market value of the Equipment, and has the power and authority to perform it obligations under this Agreement, the Bill of Sale and the other Sale Leaseback Documents.
(b)    The execution, delivery and performance of this Agreement, the Bill of Sale, the Lease Agreement and the other Sale Leaseback Documents to which Seller is a party are duly authorized on the part of Seller, and upon due execution thereof by the parties thereto, each of such documents shall constitute legal and valid obligations binding upon and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity.
(c)    Neither the execution and delivery by Seller of this Agreement, the Bill of Sale, the Lease Agreement or any of any of the other Sale Leaseback Documents to which Seller is a party, nor the performance thereof by Seller, (i) will result in any breach of, or constitute a default under, or violation of, Seller’s certificate of formation, limited liability company agreement, other governing document or instrument, any indenture, loan or credit agreement or other instrument evidencing indebtedness of Seller or any affiliate of Seller, or of any other person or entity with respect to which any recourse may be had against Seller, or any other material agreement to which Seller is a party or by which Seller or any of its assets may be bound, or (ii) violate any Applicable Law or Governmental Approval (as such terms are defined in Section 5(h) below), including any court or arbitral (or similar) order, judgment or decree by which Seller is bound or that relates to the Equipment, except where such violations would, in the aggregate, have a Material Adverse Effect or that would adversely affect in any material respect the fair market value of the Equipment.
(d)    No consents or approvals are or will be required, other than those that have been made or obtained and are in full force and effect as of the Lease Commencement Date, on the part of Seller from any third parties (including any equity owners of Seller or any holders of any indebtedness of Seller or of any other person or entity in respect of which any recourse may be had against Seller or its properties) for the execution, delivery or performance by Seller of its obligations under this Agreement, the Bill of Sale, the Lease Agreement or any other Sale Leaseback Documents, including (i) the sale by Seller of the Equipment to Buyer as contemplated in this Agreement or (ii) the leaseback by Seller, as lessee of the Equipment (the “Lessee”) from Buyer, as lessor (the “Lessor”) as contemplated by the Sale Leaseback Documents.
(e)    Seller has, and upon the execution and delivery of the Bill of Sale, Buyer will have, good and marketable title to the Equipment free and clear of all Liens other than Permitted Liens (as such terms are defined below). None of the Permitted Liens (excluding Lessor’s Liens) will adversely interfere with the ownership, use, operation or possession of the Equipment or the exercise by the Lessor of its rights under the Lease Agreement. For purposes of this Agreement, the Bill of Sale and the other Sale Leaseback Documents:
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, the interest of a lessor under a capital lease and any financing lease having substantially the same economic effect as any of the foregoing under the UCC or comparable law of any jurisdiction.
“Permitted Liens” means (i) any liens, encumbrances or claims for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been established in accordance with the generally accepted accounting principles in the United States of America consistently applied (“GAAP”); (ii) any liens, encumbrances or claims arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent or which is being contested in good faith by Seller; (iii) the rights of Buyer, as lessor, under the Sale Leaseback Documents; (iv) restrictions on use pursuant to zoning, planning, and other similar limitations and restrictions and all rights of any governmental authorities to regulate the Equipment or the use thereof pursuant to applicable laws); and (v) any Lessor’s Liens (as defined in Section 8(e) of the Lease Agreement).
(f) The agreements listed on Exhibit E to the Lease Agreement (as amended, amended and restated, modified or supplemented from time to time, and including any replacement or supplementary agreements thereof or thereto, the “Project Documents”) constitute a true, accurate and complete list of all material contracts with respect to the Equipment; each Project Document to which Seller is a party is in full force and effect, creates a legal, valid and binding obligation of each party thereto, and has not been amended or modified except as noted on Exhibit E to the Lease Agreement, and with respect to each such agreement, Seller is not, and to Seller’s knowledge, no other party thereto is, in default thereunder.
(g)    All Equipment is located at the site of the Mountain Pass Facility, except to the extent that such Equipment would be permitted to be at a location other than the site of the Mountain Pass Facility pursuant to the terms of the Lease Agreement, assuming the Lease Agreement is effective for the sake of this clause (g).
(h)    Seller and the construction, installation, operation and use of the Equipment are (i) in compliance with all laws, rules, regulations, orders, ordinances, codes, directives, guidelines, policies, orders, injunctions, writs and judgments or decisions of any governmental authority or arbitral body applicable to Seller or the Equipment (“Applicable Law”) and (ii) in compliance with all permits, licenses, franchises, approvals, notifications, certifications, registrations, authorizations or qualifications required by any governmental authority (“Governmental Approvals”), including any environmental laws, rules or regulations and any Governmental Approvals issued thereunder, except, with respect to both clause (i) and clause (ii) above, where such violations would, in the aggregate, have a Material Adverse Effect or would adversely affect in any material respect the fair market value of the Equipment. All Governmental Approvals required to own, construct, operate or use the Equipment have been duly obtained by Seller, are in full force and effect and are final and not subject to appeal except to the extent that the failure to obtain such Government Approvals, or the failure of such Government Approvals to be in full for and effect or final and not subject to appeal are not material.
(i)    Seller has provided or made available to Buyer true, correct and complete copies of Parent’s audited financial statements for the immediately preceding fiscal year and the unaudited financial statements of the most recent fiscal quarter ended after the date of the most recent audited financial statements (consisting of a balance sheet and the related consolidated statements of income, stockholder’s equity and cash flows, for the three, six, or nine month period, as applicable, ending on such date) and such financial statements fairly present in all material respects the financial condition of Parent as of the date thereof and have been prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.
(j)    As of the Lease Commencement Date, all insurance with respect to the Equipment required under Section 12 of the Lease Agreement is in full force and effect and Seller has not received any notice of cancellation with respect thereto.
(k)    As of the Lease Commencement Date, there has occurred no destruction or material loss, material damage or casualty with respect to the Equipment; and Exhibit F to the Lease Agreement lists all material warranties applicable to the Equipment provided by any manufacturer, supplier, vendor or installer thereof (all such warranties, the “Warranties”).

(l)    Seller is not an investment company within the meaning of the Investment Company Act of 1940, as amended.
(m)    Seller does not own or operate any equipment used for the generation, transmission or distribution of electric energy for sale, and Seller has made no sales of electric energy, capacity or ancillary services to any person or entity. Seller has made no filings of tariffs or rate schedules pertaining to sales of electric energy, capacity or ancillary services with the Federal Energy Regulatory Commission (“FERC”) or the California Public Utilities Commission (“CPUC”), and Seller has received no communications from FERC or the CPUC asserting that Seller is subject to regulation as a “public utility” or an “electrical corporation.” The approximately 24 MW power plant is not interconnected synchronously with the electric transmission or distribution system of any other person or entity. All electric energy produced by the Power Plant is consumed by Seller.
(n)     Seller acknowledges that for U.S. federal and applicable state and local income tax purposes ("Income Tax Purposes"), the transactions under this Agreement are not a sale and purchase, but rather the transactions arising under this Agreement and the Lease Agreement are intended to be collectively treated for such purposes by each of Buyer and Seller as a financing, with Seller continuing to be the owner of the Equipment for such purposes, with the Lease payments and interest accrual amount for the related period in respect of such financing being set forth on Exhibit C to the Lease Agreement. Seller agrees that unless otherwise required by law, it shall, and shall cause its affiliates to (i) treat such transactions consistently with such intent for Income Tax Purposes, and (ii) take no position inconsistent with such treatment on any tax return or in any proceeding before any taxing authority for Income Tax Purposes.
6. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as of the Lease Commencement Date as follows:
(a) Buyer is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and has the power and authority to perform it obligations under this Agreement, the Bill of Sale and the other Sale Leaseback Documents.
(b) The execution, delivery and performance of this Agreement, the Bill of Sale and the other Sale Leaseback Documents to which Buyer is a party are duly authorized on the part of Buyer, and that upon due execution thereof by the parties thereto, each of such documents shall constitute legal and valid obligations binding upon and enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity.
(c) Neither the execution and delivery of this Agreement, the Bill of Sale or the other Sale Leaseback Documents to which Buyer is a party, nor the performance thereof by Buyer, (i) will result in any breach of, or constitute a default under, or violation of, Buyer’s certificate of formation, limited liability company operating agreement, other governing document or instrument, any indenture, loan or credit agreement or other instrument evidencing indebtedness of Buyer or any affiliate of Buyer, or of any other person or entity with respect to which any recourse may be had against Buyer, or any material agreement to which Buyer is a party or by which Buyer is bound, nor will any of the same violate any material law, regulation or order by which Buyer is bound, or (ii) violate any Applicable Law or Governmental Approval, including any court or arbitral (or similar) order, judgment or decree by which Buyer is bound.
(d) No consents or approvals are or will be required on the part of Buyer from any equity owners of Buyer or any holders of any indebtedness of Buyer or of any other person or entity in respect of which any recourse may be had against Buyer for the execution, delivery or performance by Buyer of its obligations under this Agreement, the Bill of Sale, the Lease Agreement or any other Sale Leaseback Documents.
(e) Buyer represents and warrants that (i) Buyer is a sophisticated institutional accredited investor with extensive expertise and experience in financial and business matters and in evaluating private companies and purchasing and selling their securities; (ii) Buyer has conducted and relied upon its own due diligence investigation of the Seller and its own in-depth analysis of the merits and risks of the transaction contemplated by the Sale Leaseback Documents in making its investment decision and has not relied upon any information provided by Moelis & Company or any investigation of Seller conducted by Moelis & Company; and (iii) Buyer agrees that Moelis & Company shall have no liability to Buyer in connection with the transaction contemplated by the Sale Leaseback Documents.
(f)    Buyer acknowledges that Income Tax Purposes the transactions under this Agreement are not a sale and purchase, but rather the transactions arising under this Agreement and the Lease Agreement are intended to be collectively treated by each of Buyer and Seller as a financing for such purposes, with Seller continuing to be the owner of the Equipment for such purposes, with the Lease payments and interest accrual amount for the related period in respect of such financing being mutually determined by Buyer and Seller in good faith. Buyer agrees that unless otherwise required by law, it shall, and shall cause its affiliates to (i) treat the transactions under this Agreement consistently with such intent for Income Tax Purposes, and (ii) take no position inconsistent with such treatment on any tax return or in any proceeding before any taxing authority for Income Tax Purposes. In particular, and without limiting the generality of the foregoing, Buyer agrees that neither it nor any of its affiliates shall claim any deduction, credit or exemption with respect to the Equipment for Income Tax Purposes.
7. ACCEPTANCE OF THE EQUIPMENT: DISCLAIMER AND LIMITATION OF LIABILITY. BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE EQUIPMENT IS BEING SOLD AND DELIVERED TO BUYER IN “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION WITHOUT RECOURSE OR WARRANTY OF ANY KIND. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY WARRANTIES AND REPRESENTATIONS OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, WHETHER ARISING IN LAW, IN EQUITY, IN CONTRACT, OR IN TORT, AND INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, DESIGN, CONDITION, OR FITNESS FOR A PARTICULAR USE.
8. Manufacturers’ Warranties. To the extent that Seller determines it to be commercially reasonable, Seller shall enforce its rights and remedies under the Warranties in existence as of the Lease Commencement Date to the extent that such Warranties are applicable to the Equipment. Seller hereby irrevocably appoints Buyer as Seller’s agent and attorney-in-fact, which appointment is coupled with an interest, to assert and enforce, from time to time after the occurrence and during the continuance of a Lease Event of Default (as defined in the Lease Agreement) or after a repossession by Lessor of the Equipment as a result of a Lease Event of Default or return of the Equipment to Lessor upon the expiration of the Lease Agreement without the Lessee thereunder purchasing the Equipment pursuant to Section 14 thereof, any such Warranty in the name of and for the account of Seller and Buyer, as their interests may appear, and Seller shall reimburse Buyer for reasonable costs and expenses related thereto. Nothing in this Section 8 shall require the Seller to take any actions that would violate, invalidate or otherwise cause the Seller to be in breach of any Warranty or any Project Document.
9. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, by facsimile or electronic mail, and all of said counterparts taken together shall be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or “.pdf” signature page shall constitute an original for purposes hereof.
10. Successors. Buyer and Seller agree that this Agreement shall inure to the benefit of and shall be binding upon each of Seller and Buyer and their respective successors and assigns. Neither party may assign any interest in this Agreement without the other party’s written consent, which consent shall not be unreasonably withheld. Any attempted assignment without such consent shall be null and void.
11. Survival of Covenants. Buyer and Seller agree that the representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the date of the closing of the purchase and sale of the Equipment, the passing of title and the Lease Commencement Date. For the avoidance of doubt, any representations or warranties made in this Agreement by either party are deemed to have been made as of the date of this Agreement, the Lease Commencement Date, or as of such other date specified in this Agreement, and neither party shall be deemed to have made such representation or warranty as of any other date.
12. Limitations. Neither party shall be liable for any indirect, special or consequential damages, in connection with or arising by reason of this Agreement.
13. Miscellaneous. Section titles are not intended to, and shall not, limit or otherwise affect the interpretation of this Agreement. This Agreement shall not be binding upon either party until executed by such party’s authorized representative. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired in any way. Any modifications to this Agreement shall be in writing and shall be signed by both parties or their permitted assigns, if any. Any capitalized terms used but not defined herein shall have the definitions set forth in the Lease Agreement, which definitions are incorporated herein by reference. The rules of interpretation set forth in Section 30(h) of the Lease Agreement are hereby incorporated by reference as if fully set forth herein.

14. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER SALE LEASEBACK DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS SET FORTH IN THE PREAMBLE TO THIS AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT LESSOR RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.
EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER SALE LEASEBACK DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTION OR THE RELATIONSHIP THAT IS BEING ESTABLISHED PURSUANT TO THE SALE LEASEBACK DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTION CONTEMPLATED BY THE SALE LEASEBACK DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A

MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE TRANSACTION CONTEMPLATED BY THE SALE LEASEBACK DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
15. Confidentiality. The provisions of Section 27 of the Lease Agreement are hereby incorporated by reference herein as if set forth in full herein. For the purposes of this Agreement, the references in Section 27 of the Lease Agreement to “Lessee” shall be deemed to be references to Seller, and the references in Section 27 of the Lease Agreement to “Lessor” shall be deemed to be references to Buyer.
16. Entire Agreement. EACH PARTY REPRESENTS THAT IT HAS READ, RECEIVED, RETAINED A COPY OF AND UNDERSTANDS THIS AGREEMENT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. SELLER AND BUYER AGREE THAT THIS AGREEMENT, THE BILL OF SALE AND THE OTHER SALE LEASEBACK DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE PURCHASE, SALE AND LEASEBACK OF THE EQUIPMENT AND SUPERSEDE ALL PROPOSALS, ORAL OR WRITTEN, ALL PRIOR NEGOTIATIONS AND AGREEMENTS, AND ALL OTHER COMMUNICATIONS BETWEEN THEM WITH RESPECT TO THE PURCHASE, SALE AND LEASEBACK OF THE EQUIPMENT.
17. Maximum Pari Passu Secured Indebtedness. Notwithstanding anything to the contrary in this Agreement, any other Sale Leaseback Document, the Parent Financing Agreement, any other Credit Document (as defined in the Parent Financing Agreement), or any other Financing Agreement (as defined in the Parent Financing Agreement), the maximum principal amount of Indebtedness (as defined in the Parent Financing Agreement) under the Parent Financing Agreement, the Magnequench Financing (as defined in the Parent Financing Agreement) and the Sale Leaseback (as defined in the Parent Financing Agreement) secured by the Pari Passu Collateral (as defined in the Parent Financing Agreement) shall not exceed $300,000,000 in the aggregate at any time or such higher amount permitted by the Pari Passu Indenture (as defined in the Parent Financing Agreement), including, without limitation, Section 4.06(b)(1) thereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be duly executed by their authorized representatives as of the date first above written.

MOLYCORP MINERALS, LLC

By: /s/ Geoffrey R. Bedford
Name:    Geoffrey R. Bedford
Title:    President and CEO

OCM MLYCO CTB LTD.

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

By: /s/ Nick Basso
Name: Nick Basso
Title: Vice President

PURCHASE AND SALE AGREEMENT
EXHIBIT #1
BILL OF SALE

Date: __________, 2014

MOLYCORP MINERALS, LLC, a Delaware limited liability company (“Seller”), in consideration of the sum of One Hundred Thirty Nine Million Eight Hundred Thirty Three Thousand Dollars ($139,833,000) (the “Purchase Price”) and other good and valuable consideration provided by OCM MLYCo CTB Ltd., an exempted company formed under the laws of the Cayman Islands (“Buyer”), the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer, deliver and convey to Buyer all of Seller’s right, title and interest in and to the Equipment described more fully on Schedule A attached hereto.
This Bill of Sale is entered into in connection with, and incorporates by reference, the terms and provisions of, the Purchase and Sale Agreement dated as of September ___, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) between Seller and Buyer. Unless otherwise indicated, capitalized terms used herein shall have the meaning set forth in the Purchase Agreement.
Seller represents and warrants to Buyer that (a) Buyer will acquire by the terms of this Bill of Sale good and marketable title to the Equipment free and clear of all Liens (other than Permitted Liens) and (b) Seller owns the legal and beneficial title to the Equipment and the power and right to sell, assign, transfer, deliver and convey the same pursuant hereto. Seller agrees with Buyer and its successors that Seller shall defend such title so conveyed against all claims and demands whatsoever (except Lessor’s Liens (as defined in the Lease Agreement)).
Buyer is purchasing the Equipment for lease to Seller pursuant to the Equipment Lease Agreement dated as of September ___, 2014 between Buyer and Seller (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease Agreement”).
The Purchase Price is to be allocated among the Equipment as set forth in the column “Fair Value” on the attached Schedule A.
EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, THE EQUIPMENT IS BEING SOLD AND DELIVERED TO BUYER IN “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION WITHOUT RECOURSE OR WARRANTY OF ANY KIND. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY WARRANTIES AND REPRESENTATIONS OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, WHETHER ARISING IN LAW, IN EQUITY, IN

CONTRACT, OR IN TORT, AND INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, DESIGN, CONDITION, OR FITNESS FOR A PARTICULAR USE.
This Bill of Sale is governed by the internal laws of the State of New York without reference to any conflict of law rules which may lead to the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, each party has caused this Bill of Sale to be duly executed as of September ___, 2014 by its authorized representative.

SELLER:
MOLYCORP MINERALS, LLC

By:
Name:
Title:

BUYER:
OCM MLYCO CTB LTD.
By:  Oaktree Capital Management, L.P.
its  Director

By: _______________________________
Name:
Title:

By: ________________________________
Name:
Title

Schedule A
to Bill of Sale
Description of Equipment

See Exhibit A to Exhibit 10.4 to this Quarterly Report on Form 10-Q

PURCHASE AND SALE AGREEMENT
Exhibit #2
Form of Lease Agreement

See Exhibit 10.4 to this Quarterly Report on Form 10-Q

PURCHASE AND SALE AGREEMENT
Exhibit #3
Sale Leaseback Documents and Other Conditions Precedent

1.	Lease Agreement;

2.	Purchase and Sale Agreement;

3.	Certificate of Acceptance for the Equipment, substantially in the form of Exhibit B to the Lease Agreement;

4.	The Bill of Sale for the Equipment;

5.	Guarantees (as defined in the Lease Agreement) and related pledge agreements;

6.	True, correct and complete copies of all Warranties with respect to the Equipment;

7.	True, correct and complete copies of Project Documents;

8.
Payment by Seller to Buyer of (i) a yield enhancement in cash in an amount equal to 2.0% of the Purchase Price, which yield enhancement shall be fully earned and nonrefundable on the Acceptance Date and (ii) all other reasonable fees, costs and expenses of Buyer;

9.
Secretary’s Certificate of Seller, attaching (a) true and complete copies of its constitutive documents in effect as of the date hereof, (b) a true and complete copy of resolutions duly adopted by the authorized governing body of Seller, authorizing the execution, delivery and performance by Seller of each of the Sale Leaseback Documents to which it is a party, (c) an incumbency certificate, and (d) a certificate of good standing, issued by the Secretary of State of the state of Seller’s formation, dated the Lease Commencement Date or a recent date prior thereto;

10.
Secretary’s Certificate of each Guarantor, attaching (a) true and complete copies of its constitutive documents in effect as of the date hereof, (b) a true and complete copy of resolutions duly adopted by the authorized governing body of such Guarantor, authorizing the execution, delivery and performance by such Guarantor of the applicable Guarantees (and, if applicable, other Sale Leaseback Documents) to which it is a party, (c) an incumbency certificate, and (d) a certificate of good standing, issued by the Secretary of State of the state of such Guarantor’s incorporation or formation, dated the Lease Commencement Date or a recent date prior thereto;

11.	Precautionary UCC-1 financing statements (including, to the extent reasonably requested by Buyer, precautionary fixture filings), naming Seller as debtor and Buyer as secured party,

properly filed, registered or recorded in each jurisdiction in which Buyer shall reasonably request;

12.
UCC lien search reports, reasonably satisfactory to Buyer, dated before the projected Lease Commencement Date, made in respect of Seller in each jurisdiction in which Seller is located (within the meaning of Article 9 of the UCC) or in which the Equipment is located;

13.	Copies of certificates of insurance with respect to the Equipment naming Buyer as loss payee that conform to all requirements set forth in Section 12 of the Lease Agreement;

14.	A copy of the summary report, dated as of September 11, 2014, regarding the valuation of the Equipment by Duff & Phelps;

15.
A customary legal opinion (or opinions) from counsel to Seller covering such matters as reasonably requested by Buyer, including, without limitation, no conflict with the 10% Senior Notes 2020 Indenture;

16.	All transactions contemplated by this Agreement, the other documents contemplated hereby and the other Sale Leaseback Documents being permitted by the 10% Senior Notes 2020 Indenture;

17.	Equipment free and clear of any Lien under the Pari Passu Collateral Documents (as defined in the Parent Financing Agreement) and all other Liens other than Permitted Liens;

18.
A copy of the duly executed Parent Financing Agreement, the duly executed Magnequench Financing Agreement (as defined in the Lease Agreement) and the duly executed Warrant Agreements and Valuation Letter Agreement (as such terms are defined in the Parent Financing Agreement); and

19.	Evidence satisfactory to Buyer of the occurrence of the “Closing Date” under and as defined in the Parent Financing Agreement and Magnequench Financing Agreement.

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